Exhibit (c)(9)

Appraisal

of

Cox Enterprises, Inc.

December 31, 2003

By Richard Sleavin, LTD

Cox Communications, Inc.
Cable Systems
Appraisal Summary
(in thousands)

Operating Unit Communications Cable Operations:

Eastern Region
Baton Rouge	$941,500
Cleveland	$337,900
Gainesville/Ocala	$467,000
Gulf Coast-Ft. Walton	$872,000
Total Hampton Roads	$3,147,400
Louisiana	$1,355,500
Middle Georgia	$354,800
Total New England	$2,930,900
Northern Virginia	$1,814,800
North Carolina	$483,400
Roanoke	$301,900
Central Region
Middle America Cox	$3,898,100
Oklahoma City	$1,942,500
Tulsa	$939,900
Omaha	$1,352,200
West Texas	$1,108,300
Kansas	$2,024,500
Greater Oklahoma	$372,600

Cox Communications, Inc.
Cable Systems (cont’d)
Appraisal Summary
(in thousands)

Western Region
California Central	$449,100
Humboldt	$126,900
Las Vegas System	$3,002,300
Hospitality Network	$228,500

Subtotal Pre-debt Las Vegas Value	$3,230,800
Less: Debt	$(650,800)

Subtotal After-debt Las Vegas Value	$2,580,000
CCI’s 80% Ownership	$2,064,000
Orange County — Palos Verdes	$2,108,000
Phoenix	$4,432,600
San Diego	$3,945,700
Tucson/Sierra Vista	$617,900

Subtotal Cable System Values	$38,389,400

Cox Communications, Inc. Investments

     Cox Communications Inc. (CCI) has made investments in programming, other cable operations, telecommunications and related technology enterprises. CCI actively seeks to develop and introduce new services which capitalize on the capabilities of its existing broadband platform. CCI was an early leader in the cable telephone business as the first cable company to buy into Teleport Communications Group, Inc. (TCG). TCG went public in 1996, and was merged into AT&T in July 1998. It started Cox Fibernet and other alternative access phone companies and was a Personal Communications Services (PCS) pioneer preference winner who demonstrated the advantages of utilizing the cable plant in PCS applications.

     CCI also has extensive investments in programming, notably, Discovery Communications Inc. The Discovery Communications interest (25%) held by Cox was valued on the basis of a discounted cash flow analysis, to which a minority discount was applied.

     As with all publicly traded stocks utilized the average of the closing price for each public company’s stock for the 20 trading days through December 31, 2003.

     In October 1994, subsidiaries of CCI, TCI, Comcast Corporation (Comcast) and Sprint Corporation (Sprint) formed a partnership known as WirelessCo, L.P. to engage in the business of providing wireless communications services, primarily personal communication services (PCS). WirelessCo, of which CO owned a 15% interest, was the successful bidder for 29 broadband PCS licenses in the auction conducted by the Federal Communications Commission (FCC) from December 1994 through March 1995. The total purchase price for the 29 licenses was approximately $2.1 billion.

     In March 1995, CCI, TCI, Comcast and Sprint formed Sprint Spectrum Holding Company, L.P., formerly known as MajorCo. L.P. (and known, collectively with its subsidiaries, as “Sprint PCS”), to which the partners contributed nearly all of their respective interests in WirelessCo to a second partnership having identical ownership.

     Rather than repeat here the details of the Sprint PCS and other telephony/PCS entities as well as the CCI broadband PCS license for the Los Angeles – San Diego MTA awarded under the FCC’s pioneer preference program, we refer the reader to the 1998, 1999, 2000, 2001, 2002 and 2003 Cox Enterprises Financial Supplement and the 1998 and 1999 Cox Communications, Inc. annual report on Form 10-K. An Initial Public Offering (IPO) was executed in late November 1998 for a tracking stock for Sprint PCS. As with all publicly traded stocks we utilized the average closing price for the 20 trading days through December 31, 2003.

     The list of CCI investments includes both substantial enterprises, some of which are publicly owned, as well as those in the start-up and early development phase. For all of the enterprises of substance we have been provided with both historical financials and forecasts of operations as well as competitive position analyses.

     Appraisal methodologies utilized to arrive at appraisal values include capitalization of earnings, comparable transaction values and discounted cash flow analysis. Where a public market existed for an investment we utilized the average of the closing prices for the 20 trading days up to December 31, 2003, the last trading day in 2003 to value each related stock. Investments valued at a public market value as described above include: Sprint PCS, and the Sprint PCS shares held and allocated to Sprint Prizes, Sprint Phones and Sprint Discount Debentures. Most of the Sprint PCS shares, underlying the Prizes, Phones and Discount Debentures were either sold or repurchased in 2003. The common stock ownership of Liberate Technologies Ltd, TiVO Inc., and Lightspan, were attributed public market values, calculated as noted above. Other significant investments have been appraised at the level of investment plus notes receivable or at the level of capital contributions and funded expenses as applicable, and in some cases we have chosen to utilize an equity investment value net of equity pickup.

     Other Cable Investments include: @Security, TV Gateway, LLC; Katalyst, WUSA, Meta TV, Coax Media, National Cable Communications; Adlink; Local News on Cable; LLC.; CWK Network, Syndeo; Nuera Communications; News Channel, LLC; MAS Arizona; News Channel Tulsa; News Channel 15, Arizona News Channel, LLC, News Watch 15, New England News Channel and Las Vegas One. Miscellaneous investments and debt investments include the CCI Hawker and King Air Aircraft, Prizes, Premium Phones, and Discount Debentures.

     The following tables show the appraisal values of individual CCI investments as of December 31, 2003.

Cox Communications, Inc.
Investments and Properties
Appraisal Summary

(in thousands)

Investments

Digital Cable Radio (13.6%)	$2,800
Discovery Communications (25%)	$3,145,200
In Demand/PPVN Holding Co./Viewer’s Choice (15.6%)	$0
Sunshine Network (5.3%)	$500
Sprint Prizes	$0
Sprint PCS	$1,700
Sprint PCS Warrants	$0
Sprint Phones (repurchased)	$0
Sprint Discount Debentures (repurchased)	$0
Adlink (10%)	$10,200
National Cable Communications	$52,500

Cox Communications, Inc.
Investments and Properties (Cont’d)
Appraisal Summary
(in thousands)

CWK Network	$1,000
News Channel 15 (50%) (San Diego)	$6,800
Arizona News Channel	$3,100
Local News on Cable, LLC (Hampton Roads)	$900
New England News Channel (Rhode Island)	$700
Liberate Technologies Ltd.	$3,500
News Channel Tulsa	$300
TiVo, Inc.	$1,600
Syndeo	$2,500
Nuera Communications	$1,500
Lightspan	$1,500
@Security	$4,800
TV Gateway	$9,700
Meta TV	$11,400
News Watch 15 (New Orleans)	$8,100
News Channel LLC (Oklahoma City)	$1,900
Las Vegas One	$500
Spanish Arizona	$500
Total Appraisal Value — Cox Communications, Inc. — Investments	$3,273,200

Cox Communications, Inc.

Appraisal Summary

     The following table shows a Summary of our appraisal of Cox Communications, Inc. Cable Systems and Operations and Investments. Adjustments are made to reflect unallocated overhead working capital, and outstanding debt. To arrive at a value attributable to Cox Enterprises, we also deducted the public market value of the minority interests. The per share value of the minority interest is the average of the closing prices of CCI stock for the 20 trading days through December 31, 2003.

Cox Communications, Inc.
Appraisal Summary

(in thousands)

Cox Communications, Inc. Cable Systems	$38,389,400
Cox Business Services (included in cable systems values)	$0
Allocated Division Overhead	$0
Cox Communications, Inc. Investments	$3,273,200
Unallocated Overhead	$(1,851,700)

Sub Total	$39,810,900

Other Investments and Adjustments

Woodside Terrace Bldg.	$21,000
Hawker and Beachcraft Aircraft	$11,300
Prizes	$(14,600)
Premium Phones	$(100)
Discount Debentures	$(30,800)
Net Asset Adjustment	$(750,500)
Outstanding Debt	$(6,266,200

Total Adjustment and Other investments	$(7,029,900)

Sub Total	$32,781,000

Less: Minority interest (227,267,405 shares at $34,03 per share)	$(7,733,900)
Total appraisal value of Cox Enterprises, Inc. Ownership in Cox Communications, Inc.	$25,047,100

Appendix 1

Appendix I

(in thousands)

Division or Investments	Appraised Value 12/31/03
Cox Communications, Inc.	$25,047,100

Appendix II

2003
Income Data
(000’s except percentages)

	Cox	$ Chng
	Comm.	Fr. '02
Operating Revenues	$5,758,865	$ +14.3
Operating Expenses	(3,642,011)	+11.7
Income before D&A Margin	2,116,854	+19.0
	36.8%
Deprec. and Amort.	(1,529,966)	+12.3
Operating Income Margin	586,858	+40.6
	10.2%
Other Income/Expense	(791,839)	-1.6
Income before Income Tax Margin	(204,981)	+43.4
	(3.6)%
Income Tax	73,275	-41.5
Minority Interest	(6,115)	-83.6
Discontinued Operations	—
Change in Accounting	—
Net Income	(137,821)	+49.7

Appendix III

COX MARKET

	Population		Households		Media Household Inc.		Per-Household Sales
		Change		Change		Change		Change
	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98
Birmingham (MSA), Ala.	933,200	+3.3	370,000	+6.3	$36,628	+8.0	$31,049	+20.0
Arizona
Phoenix-Mesa (MSA)	3,552,700	+21.9	1,296,000	+17.0	41,768	+30.1	38,317	+42.1
Sierra Vista (Cochise Co.)	126,100	+4.0	47,900	+11.1	31,088	+27.8	23,297	+41.6
Tucson (MSA)	901,800	+13.0	356,500	+13.3	34,673	+23.8	31,439	+36.2
Arkansas
Craighead Co.	84,500	+9.6	33,500	+13.2	30,542	+1.7	34,644	+11.0
Cross Co.	19,400	+2.6	7,500	+13.6	26,595	-15.9	19,548	-9.7
Fayetteville-Springdale- Rogers (MSA)	335,500	+23.8	126,700	+19.9	34,928	+11.4	31,324	+16.3
Fort Smith (MSA)	213,200	+10.1	82,400	+10.9	30,838	+8.4	29,279	+19.4
Lawrence Co.	17,200	-1.1	6,900	+1.5	26,929	+17.0	21,872	+19.4
Mississippi Co.	50,900	+4.3	19,200	+8.5	25,448	-13.0	21,426	-1.1
Poinsett Co.	25,500	+4.5	10,100	+8.6	24,642	+0.6	12,173	-18.5
California
Bakersfield (MSA)	698,700	+8.1	218,500	+4.2	32,367	+9.4	33,129	+63.3
Eureka (Humboldt Co.)	128,400	0.0	52,700	+5.4	29,055	+21.6	28,754	+24.2
Rancho Palos Verdes	41,900	-5.8	15,700	+0.6	73,847	+0.3	21,402	+37.1
Orange County (MSA)	2,984,700	+10.4	969,000	+7.8	49,726	+16.4	50,595	+72.8
San Diego (MSA)	2,960,100	+7.0	1,043,700	+8.9	42,315	+18.4	39,123	+49.2
San Francisco-Oakland- San Jose (MSA)	7,303,300	+5.5	2,632,500	+4.0	53,979	+17.8	42,682	+60.1
Santa Barbara-Santa Maria-Lompoc (MSA)	412,100	+2.2	140,000	+0.8	41,782	+15.8	40,888	+62.8
Grand Junction (MSA), Colo.	122,900	+9.5	48,800	+9.2	33,629	+19.0	36,807	+39.1
Connecticut
Bridgeport-Stamford-Norwalk-Danbury (MSA)	903,900	+8.2	332,000	+7.7	56,020	-7.2	53,050	+41.3
Hartford (MSA)	1,173,300	+6.0	460,200	+9.6	45,811	-1.2	32,353	+19.6
New Haven-Waterbury- Meriden (MSA)	839,000	+6.2	327,300	+8.9	42,795	-3.3	35,707	+58.0

COX MARKETS (cont’d)

	Population		Households		Media Household Inc.		Per-Household Sales
		Change		Change		Change		Change
	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98
Florida
Daytona Beach (MSA)	525,500	+13.9	220,400	+16.2	$33,548	+19.6	$28,165	+22.1
Fort Walton Beach	180,400	+2.9	71,200	+9.4	39,500	+20.0	38,440	+39.6
Gainesville (MSA)	230,500	+9.2	93,500	+12.8	30,850	+16.6	28,473	+11.3
Jacksonville (MSA)	1,170,500	+12.0	455,100	+15.4	40,329	+14.4	31,624	+16.7
Miami (MSA)	2,354,400	+10.3	804,600	+6.9	34,129	+15.0	33,966	+17.3
Ocala (MSA)	276,000	+13.5	115,200	+17.7	31,172	+24.7	28,769	+10.3
Orlando (MSA)	1,801,000	+20.0	684,200	+19.6	39,285	+13.3	36,925	+19.8
Pensacola (MSA)	429,700	+5.3	163,700	+10.1	35,006	+18.5	26,407	-0.4
Tampa-St. Petersburg- Clearwater (MSA)	2,519,600	+10.8	1,061,700	+11.6	35,978	+16.6	32,106	+17.8
West Palm Beach-Boca Raton (MSA)	1,200,400	+17.7	502,000	+16.6	41,825	+8.0	34,824	+15.3
Georgia
Atlanta (MSA)	4,456,700	+21.0	1,626,100	+18.4	46,047	+16.9	41,142	+40.6
Macon (MSA)	331,200	+3.9	126,000	+6.7	35,063	+20.8	29,886	-2.2
Honolulu, Hawaii (MSA)	899,900	+3.2	296,700	+4.8	39,958	-11.6	29,618	-12.3
Kansas
Cowley Co.	35,900	-5.0	14,000	-1.4	32,486	+23.4	27,390	+49.6
Harvey Co.	33,000	+3.1	12,700	+5.0	36,536	+12.4	24,252	+31.7
Reno Co.	64,700	+2.2	25,600	+4.1	31,850	+6.9	30,783	+18.1
Wichita (MSA)	519,600	+5.3	201,000	+6.1	38,359	+6.5	35,058	+35.1
Topeka	170,800	+3.0	69,900	+6.6	37,207	+10.4	37,889	+39.9
Wabaunsee Co.	6,900	+3.0	2,700	+3.8	37,826	+22.4	12,984	+60.6
Louisville (MSA), Ky.	1,043,200	+4.6	424,700	+8.8	37,736	+9.2	29,290	+17.6
Louisiana
Baton Rouge	616,000	+7.4	231,100	+11.5	36,257	+3.5	33,565	+17.6
Calcasieu Co.	184,200	+2.7	69,900	+7.2	32,495	+1.0	33,028	+32.6
Grant Co.	19,300	+2.1	7,400	+5.7	29,521	+33.9	9,007	+48.7
Lafayette (MSA)	390,300	+5.5	146,800	+9.6	29,420	+16.2	34,105	+29.7
New Orleans (MSA)	1,335,400	+1.7	510,200	+5.0	33,432	+10.1	29,800	+17.8
Rapides Co.	125,700	-1.5	47,700	+5.3	29,149	+12.8	33,490	+23.8

COX MARKETS (cont’d)

	Population		Households		Media Household Inc.		Per-Household Sales
		Change		Change		Change		Change
	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98
Shreveport (MSA)	392,800	+2.9	153,100	+6.2	$31,605	+8.8	$30,844	+13.9
Vermillion Co.	53,800	+4.7	20,100	+8.6	26,922	+17.6	17,909	-11.4
Missouri
Taney Co.	42,700	+18.9	17,400	+18.4	28,963	+7.5	$49,695	+11.1
Omaha (MSA), Neb.	733,000	+6.6	283,900	+10.3	40,430	-2.3	39,224	+32.6
Nevada
Las Vegas (MSA)	1,774,900	+27.2	662,300	+22.7	39,340	+16.4	38,765	+37.1
Reno (MSA)	363,800	+16.0	140,100	+8.4	43,271	+7.6	36,079	+16.5
New York
New York-Northern New Jersey-Long Island Consolidated (MSA)	21,566,600	+8.0	7,862,800	+8.4	42,412	-1.0	34,238	+46.3
North Carolina
Charlotte-Gastonia-Rock Hill (MSA)	1,599,800	+17.1	616,500	+17.9	41,139	+11.6	34,422	+28.8
Greenville	139,900	+15.9	55,700	+22.7	30,633	+7.5	33,921	+4.8
Halifax Co.	57,500	-0.5	22,500	+3.7	25,248	+14.0	24,085	+8.9
Martin Co.	25,600	-6.6	10,200	-1.0	26,579	+19.2	34,481	+65.6
Pasquotank Co.	35,400	+2.0	13,300	+4.7	28,094	+12.3	44,424	+45.2
Rocky Mount	144,400	-0.3	55,000	+1.7	31,616	+15.6	27,474	+30.6
Ohio
Cleveland-Lorain-Elyria (MSA)	2,246,400	+0.9	900,600	+4.2	38,622	+8.7	32,227	+30.3
Dayton-Springfield (MSA)	944,800	0.0	382,900	+5.0	37,753	+1.1	32,741	+23.1
Hamilton-Middletown (MSA)	342,500	+4.3	127,800	+6.9	43,183	+10.3	28,608	+44.8
Warren Co.	175,900	+26.1	63,000	+30.2	51,975	+15.0	31,844	+38.4
Oklahoma
LeFlore Co.	48,800	+4.5	18,200	+5.8	26,187	+15.7	22,801	+39.6
Oklahoma City (MSA)	1,109,400	+7.1	438,500	+10.6	33,807	+8.2	33,438	+34.1
Sequoyah Co.	40,000	+8.4	15,300	+13.3	26,514	+15.2	20,084	+14.1
Tulsa (MSA)	823,900	+7.7	324,200	+8.2	34,858	+13.0	36,301	+45.2
Pittsburgh (MSA), Pa.	2,399,700	-0.9	970,700	+2.4	34,001	-1.4	29,752	+19.4

COX MARKETS (cont’d)

	Population		Households		Media Household Inc.		Per-Household Sales
		Change		Change		Change		Change
	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98	2003	Fr. '98
Rhode Island
Providence-Pawtucket- Warwick (MSA)	989,700	+9.2	387,300	+13.5	$37,072	+5.7	$27,035	+29.7
Texas
Armarillo (MSA)	225,500	+6.3	85,100	+5.8	33,517	+7.8	37,954	+42.9
Andrews Co.	13,100	-7.7	4,700	-2.1	31,968	+15.7	18,892	+55.6
Austin-San Marcos (MSA)	1,398,100	+29.2	525,000	+24.9	47,220	+28.8	64,333	+119.1
Bryan-College Station (MSA)	161,900	+22.1	58,900	+24.0	28,472	+8.4	39,516	+38.3
Cherokee Co.	48,300	+13.1	17,200	+11.7	28,153	+11.3	20,026	+31.9
El Paso (MSA)	707,600	+0.3	220,400	+4.5	29,904	+16.2	33,838	+38.7
Robertson Co.	16,200	+4.5	6,300	+10.5	28,690	+44.2	8,984	+15.2
Houston (MSA)	4,440,220	+14.7	1,545,800	+11.8	41,699	+5.3	39,909	+45.8
Longview-Marshall (MSA)	215,400	+2.9	82,000	+4.6	32,763	+11.9	38,931	+39.4
Lubbock (MSA)	249,800	+6.3	96,400	+13.1	30,626	+6.9	39,079	+34.5
Lufkin (Angelina Co.)	84,500	+8.9	30,400	+9.7	31,832	+16.7	29,581	+27.3
Nacogdoches Co.	61,500	+6.2	22,900	+7.0	28,038	+15.9	34,412	+49.6
Odessa-Midland (MSA)	239,200	-1.0	87,900	+0.1	32,229	+8.1	44,872	+71.7
Runnells Co.	11,600	+0.9	4,500	+2.3	26,768	+30.2	24,497	+41.8
San Antonio (MSA)	1,676,100	+9.7	592,900	+11.4	37,122	+17.6	35,848	+38.1
Smith Co.	182,300	+8.1	68,800	+8.2	35,128	+7.4	50,904	+99.0
Tom Green Co.	105,400	+0.8	40,500	+7.1	31,488	+9.7	31,259	+32.2
Waco (MSA)	220,400	+7.9	81,500	+6.8	32,275	+12.9	31,583	+66.3
Virginia
Fairfax Co.	1,012,800	+10.6	367,100	+12.1	65,888	+0.7	42,138	+21.1
Fredericksburg (City)	20,000	-10.3	8,600	-2.3	31,957	+7.3	120,733	+120.8
Norfolk-Va. Beach-Newport News (MSA)	1,609,100	+3.1	599,200	+6.9	37,935	+15.3	28,956	+16.8
Richmond-Petersburg (MSA)	1,032,300	+9.2	404,200	+10.2	41,218	+11.7	31,438	+18.6
Roanoke (MSA)	238,400	+3.7	100,700	+8.0	35,150	+2.2	42,326	+27.4
Seattle-Tacoma- Bremerton, Wash. (MSA)	3,698,500	+8.5	1,452,700	+9.8	46,633	+6.1	36,856	+43.1
U.S. total	290,651,200	+7.4	109,443,900	+9.3	$38,035	+9.9	$34,036	+33.8

Appendix IV

BROADCASTING AND CABLE STOCK DATA ON DECEMBER 31, 2003

		2003	P/E on Trailing
	12/31	Price	12 Month
Company (Symbol)	Price	Range	Earnings
Beasley Broadcasting (BBGI)	16.54	8.94/16.75	35
Cablevision Systems (CVC)	23.39	15.42/24.01	18
Charter Communications A (CHTR)	4.02	.77/5.50	dd
Clear Channel Communications (CCU)	46.83	31.00/47.48	25
Comcast A (CMCSA)	32.79	23.30/34.85	26
Cox Communications A (COX)	34.45	25.85/34.99	cc
Cox Radio A (CXR)	25.23	19.01/26.02	41
Cumulus Media (CMLS)	22.00	12.67/22.50	dd
Emmis Communications A (EMMS)	27.05	14.84/28.09	cc
Hearst-Argyle (HTV)	27.56	19.50/27.95	27
Insight Communications A (ICCI)	10.34	8.76/15.82	dd
Radio One Inc. (ROIA)	19.55	12.33/19.77	72
Regents Communications (RGCI)	6.35	4.50/7.10	cc
Saga Communications (SGA)	18.53	16.20/21.84	29
Sinclair Broadcasting A (SBGI)	14.98	7.68/15.43	48
Young Broadcasting (YBTVA)	20.04	10.27/25.54	dd

cc = P/E ratio is 100 or more
dd = Loss in the most recent four quarters